EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement of Lehman Brothers Savings Plan (the "Plan"), formerly Lehman Brothers Holdings Inc. Tax Deferred Savings Plan, Form S-8, File No. 33-53923, of our report dated June 10, 2003, with respect to the financial statements and supplemental schedule of the Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2002.


                                                /s/ Ernst & Young LLP

New York, New York
June 25, 2003